Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Press Inquiries Scott Larson Public Relations Sycamore Networks, Inc. 978-250-3433 scott.larson@sycamorenet.com	Investor Inquiries Terry Adams Investor Relations Sycamore Networks, Inc. 978-250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

CHELMSFORD, Mass., August 19, 2004 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its fourth quarter and fiscal year-end results for the period ended July 31, 2004.

Revenue for the fourth quarter of fiscal 2004 was $14.5 million, compared with $10.9 million for the fourth quarter of fiscal 2003.

Net loss for the fourth quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $9.2 million or $(0.03) per share, compared with a net loss of $9.7 million, or $(0.04) per share for the fourth quarter of fiscal 2003. Non-GAAP net loss for the fourth quarter of fiscal 2004, which excludes stock-based compensation and payroll taxes on stock option exercises, was $8.1 million, or $(0.03) per share, compared with a non-GAAP net loss for the fourth quarter of fiscal 2003, which excludes stock-based compensation, payroll taxes on stock option exercises, and a benefit from excess inventory charges and restructuring charges and related asset impairments, was $10.9 million, or $(0.04) per share. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

Revenue for fiscal 2004 was $44.5 million, compared with $38.3 million for fiscal 2003.

Net loss for fiscal 2004, on a GAAP basis, was $44.9 million or $(0.17) per share, compared with a net loss of $55.1 million or $(0.21) per share for fiscal 2003. Non-GAAP net loss for fiscal 2004, which excludes stock-based compensation and payroll taxes on stock option exercises, was $39.1 million, or $(0.14) per share, compared with a non-GAAP net loss for fiscal 2003, which excludes stock-based compensation, payroll taxes on stock option exercises, and a benefit from excess inventory charges and restructuring charges and related asset impairments, was $52.0 million, or $(0.20) per share. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“While we are pleased with our fiscal year 2004 revenue growth, our business continues to be impacted by industry related conditions,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “In light of these circumstances, we engaged Morgan Stanley to work with us on a review of our strategic and financial alternatives aimed at maximizing shareholder value.”

Conference Call Webcast
Sycamore plans to review its fourth quarter and fiscal year results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EDT. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith, and chief financial officer, Frances M. Jewels.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to easily and cost-effectively transition their existing fiber optic network into an infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: unfavorable conditions in the telecommunications industry and economy in general; the pursuit of strategic opportunities; the commercial success of the Company’s line of optical networking products; significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. There can be no assurance that any transaction or other corporate action will result from the Company’s review of strategic and financial alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if such an action does result from this review. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company’s initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	July 31, 2004	July 31, 2003
Assets

Current assets:
Cash and cash equivalents	$152,754	$250,595
Short-term investments	482,274	421,784
Accounts receivable, net	10,605	10,769
Inventories	4,294	5,117
Prepaids and other current assets	3,611	3,680

Total current assets	653,538	691,945

Property and equipment, net	9,419	14,589
Long-term investments	326,297	323,204
Other assets	1,664	2,890

Total Assets	$990,918	$1,032,628

Liabilities and Stockholders' Equity

Deferred revenue	$7,226	$2,677
Other current liabilities	15,321	18,350
Restructuring liabilities	12,005	19,086

Total current liabilities	34,552	40,113
Deferred revenue	926	--

Total liabilities	35,478	40,113

Common stock	274	272
Additional paid-in capital	1,740,293	1,733,476
Accumulated deficit	(781,104)	(736,192)
Other equity	(4,023)	(5,041)

Total stockholders' equity	955,440	992,515

Total Liabilities and Stockholders' Equity	$990,918	$1,032,628

Sycamore Networks, Inc. Unaudited Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2004	July 31, 2003	July 31, 2004	July 31, 2003

Revenue	$14,513	$10,912	$44,547	$38,276

Cost of revenue	8,715	7,260	28,397	33,692
Stock-based compensation and payroll
tax on stock option exercises	167	358	711	1,412

Gross profit	5,631	3,294	15,439	3,172

Operating expenses:
Research and development	11,383	12,399	45,681	52,426
Sales and marketing	4,456	4,865	18,101	19,756
General and administrative	2,273	1,977	7,365	7,237
Stock-based compensation and payroll tax
on stock option exercises:
Research and development	441	460	2,759	3,033
Sales and marketing	204	145	1,001	1,703
General and administrative	279	606	1,334	1,912
Restructuring charges and related asset
impairments	--	(2,254)	--	(4,447)

Total operating expenses	19,036	18,198	76,241	81,620

Loss from operations	(13,405)	(14,904)	(60,802)	(78,448)

Interest and other income, net	4,242	5,171	15,890	23,342

Net loss	$(9,163)	$(9,733)	$(44,912)	$(55,106)

Diluted net loss per share	$(0.03)	$(0.04)	$(0.17)	$(0.21)
Weighted average shares used in computing
diluted net loss per share	273,564	268,890	272,123	265,702

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Three Months Ended July 31, 2004			Three Months Ended July 31, 2003

	GAAP Results	Adjustments	Non-GAAP Results(a)	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$14,513	$--	$14,513	$10,912	$--	$10,912

Cost of revenue	8,715	--	8,715	7,260	531	7,791
Stock-based compensation and
payroll tax on stock option
exercises	167	(167)	--	358	(358)	--

Gross profit	5,631	167	5,798	3,294	(173)	3,121

Operating expenses:
Research and development	11,383	--	11,383	12,399	--	12,399
Sales and marketing	4,456	--	4,456	4,865	--	4,865
General and administrative	2,273	--	2,273	1,977	--	1,977
Stock-based compensation and
payroll tax on stock option
exercises:
Research and development	441	(441)	--	460	(460)	--
Sales and marketing	204	(204)	--	145	(145)	--
General and administrative	279	(279)	--	606	(606)	--
Restructuring charges and related
asset impairments	--	--	--	(2,254)	2,254	--

Total operating expenses	19,036	(924)	18,112	18,198	1,043	19,241

Loss from operations	(13,405)	1,091	(12,314)	(14,904)	(1,216)	(16,120)

Interest and other income, net	4,242	--	4,242	5,171	--	5,171

Net loss	$(9,163)	$1,091	$(8,072)	$(9,733)	$(1,216)	$(10,949)

Diluted net loss per share	$(0.03)		$(0.03)	$(0.04)		$(0.04)
Weighted average shares used in
computing diluted net loss
per share	273,564		273,564	268,890		268,890

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation, payroll taxes on stock option exercises, and a benefit from excess inventory charges and restructuring charges and related asset impairments.

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Year Ended July 31, 2004			Year Ended July 31, 2003

	GAAP Results	Adjustments	Non-GAAP Results(a)	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$44,547	$--	$44,547	$38,276	$--	$38,276

Cost of revenue	28,397	--	28,397	33,692	531	34,223
Stock-based compensation and
payroll tax on stock option
exercises	711	(711)	--	1,412	(1,412)	--

Gross profit	15,439	711	16,150	3,172	881	4,053

Operating expenses:
Research and development	45,681	--	45,681	52,426	--	52,426
Sales and marketing	18,101	--	18,101	19,756	--	19,756
General and administrative	7,365	--	7,365	7,237	--	7,237
Stock-based compensation and
payroll tax on stock option
exercises:
Research and development	2,759	(2,759)	--	3,033	(3,033)	--
Sales and marketing	1,001	(1,001)	--	1,703	(1,703)	--
General and administrative	1,334	(1,334)	--	1,912	(1,912)	--
Restructuring charges and related
asset impairments	--	--	--	(4,447)	4,447	--

Total operating expenses	76,241	(5,094)	71,147	81,620	(2,201)	79,419

Loss from operations	(60,802)	5,805	(54,997)	(78,448)	3,082	(75,366)

Interest and other income, net	15,890	--	15,890	23,342	--	23,342

Net loss	$(44,912)	$5,805	$(39,107)	$(55,106)	$3,082	$(52,024)

Diluted net loss per share	$(0.17)		$(0.14)	$(0.21)		$(0.20)
Weighted average shares used in
computing diluted net loss
per share	272,123		272,123	265,702		265,702

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation, payroll taxes on stock option exercises, and a benefit from excess inventory charges and restructuring charges and related asset impairments.